                                                                    Exhibit 11.1

               WILSONS THE LEATHER EXPERTS INC. AND SUBSIDIARIES
                           NET LOSS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               QUARTER                 QUARTER
                                                                ENDED                   ENDED
                                                           OCTOBER 31, 1998       NOVEMBER 1, 1997
                                                           ---------------------------------------
Net Loss                                                       $ (1,990)              $ (5,889)

Weighted average common shares outstanding                       10,826                  9,532

Effect of options granted (1)                                        --                     --
Effect of warrant (1)                                                --                     --

Weighted average common shares outstanding--
assuming dilution                                                10,826                  9,532

Basic net loss per common share                                $  (0.18)              $  (0.62)

Diluted net loss per common share (1)                          $  (0.18)              $  (0.62)


                                                              NINE MONTHS            NINE MONTHS
                                                                 ENDED                  ENDED
                                                           OCTOBER 31, 1998        NOVEMBER 1, 1997
                                                           ----------------------------------------
Net Loss                                                       $(18,405)              $(25,733)

Weighted average common shares outstanding                       10,199                  8,703

Effect of options granted (1)                                        --                     --
Effect of warrant (1)                                                --                     --

Weighted average common shares outstanding--
assuming dilution                                                10,199                  8,703

Basic net loss per common share                                $  (1.80)              $  (2.96)

Diluted net loss per common share (1)                          $  (1.80)              $  (2.96)

Note 1: Under Statement of Financial Accounting Standard No. 128 "Earnings per Share," common stock equivalents are excluded when computing diluted net income or loss per common share if the effect is anti-dilutive.